UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 28, 2009

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-122770 (Commission File Number)	20-1478587 (IRS Employer Identification No.)

1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)

(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01        Entry into a Material Definitive Agreement

On May 28, 2009, our wholly owned subsidiary, Boise Cascade, L.L.C. (“Boise Cascade”), entered into a Second Amendment to Loan and Security Agreement  amending the Loan and Security Agreement dated February 22, 2008, among Boise Cascade, L.L.C., certain of its subsidiaries, Bank of America, N.A., as Agent, and certain lenders named therein (as previously amended).  The amendment permanently reduced the revolving lending commitments thereunder by $60 million and revised the no material adverse effect representation of the Loan and Security Agreement by changing the bring-down date from December 31, 2007 to December 31, 2008.  The aggregate lending commitments under the revolving credit agreement, following the commitment reduction, total $290 million.  A copy of the amendment is filed with this Current Report on Form 8-K as Exhibit 10.1.  The foregoing description is qualified in all respects by reference to such Exhibit.

The foregoing debt reduction, in combination with capital spending, fulfills Boise Cascade’s obligations under the Indenture for its 71/8 % notes due 2014 in respect of Net Available Cash (as defined in the Indenture) received in connection with its June 2008 sale of a PIK Note issued by Boise Inc., and its July 2008 sale of its Brazilian subsidiary.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is filed as part of this Report on Form 8-K:

Exhibit Number

Description

Exhibit 10.1

Second Amendment to Loan and Security Agreement dated May 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

	By	/s/ David G. Gadda
David G. Gadda
Vice President, General Counsel and Secretary
Date: June 2, 2009